Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3, and to the incorporation by reference therein of our report dated February 9, 2016, with respect to the financial statements of POINTER SA (PTY) LTD., included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., for the year ended December 31, 2015.

Mazars

Registered Public Accounting Firm

Cape Town

South Africa

June 30, 2016